EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3) of Inuvo, Inc. and to the incorporation by reference therein of our report dated March 10, 2014, with respect to the consolidated financial statements of Inuvo, Inc. included in its Annual Report (Form 10-K) for the years ended December 31, 2013 and 2012, filed with the Securities and Exchange Commission.

/s/ Mayer Hoffman McCann P.C.
April 8 , 2014
Clearwater, Florida